Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc. due June 17, 2014	$10,000,000.00	$1,288.00
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

March 2014 PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated October 11, 2013)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014

$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Worst of Fixed Coupon Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a fixed monthly coupon payment with respect to each determination date. If the closing prices of both the underlying stocks are greater than or equal to their respective initial stock prices on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to the stated principal amount plus the coupon payment otherwise payable. However, if on any determination date the closing price of either underlying stock is less than its respective initial stock price, the securities will not be redeemed. Investors must be willing to accept the risk of receiving shares of the least performing underlying stock, or the cash equivalent of such shares, which will occur if the securities are not redeemed prior to maturity the closing price of any underlying stock is less than its respective downside threshold on any trading day during the observation period and the final stock price of any underlying stock is less than its initial stock price (a “barrier event "), in which case investors will be exposed to the negative return of the least performing underlying stock and the value of the shares or cash (as applicable) investors receive at maturity will be significantly less than the stated principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stocks. If a barrier event occurs and the payment at maturity on the securities is based on the least performing of the underlying stocks, a decline of either underlying stock will result in a loss of some or all of your investment even if the other underlying stock appreciates. These securities are for investors who are willing to risk their principal and seek to earn interest at a potentially above market rate in exchange for the risk of loss of all of the stated principal amount. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying stocks:	American depositary shares of Baidu, Inc. (Bloomberg Ticker: “BIDU UW”) Common stock of Tesla Motors, Inc. (Bloomberg Ticker: “TSLA UW”)
Aggregate principal amount:	$10,000,000
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	March 12, 2014
Original issue date:	March 17, 2014 (3 business days after the pricing date)
Maturity date:	June 17, 2014 subject to adjustments for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the determination dates, the closing prices of both the underlying stocks are greater than or equal to their respective initial stock prices, the securities will be automatically redeemed for an early redemption amount on the first coupon payment date immediately following the related determination date. Following an early redemption, no further amounts will be due to you under the securities.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the coupon payment with respect to the related determination date.
Coupon payment:	23.50% per annum, subject to early redemption.
Determination dates:	April 14, 2014, May 12, 2014 and June 12, 2014 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”, ” — Final Determination Date” and “— Market Disruption Events” in the product supplement). We also refer to June 12, 2014 as the final determination date.
Observation period:	The period starting on the trade date and ending on, and including, the final determination date.
Coupon payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the monthly coupon payment with respect to the final determination date will be made on the maturity date.
Payment at maturity:(1)	• If a barrier event does not occur:	(i) the stated principal amount plus (ii) the coupon payment with respect to the final determination date
	• If a barrier event does occur:	(i) a number of shares of the least performing underlying stock equal to its exchange ratio as of the final determination date (and, if applicable cash in lieu of fractional shares) or (ii) at our option, the cash value of such shares as of the final determination date plus, in both cases, the coupon payment with respect to the final determination date.
The exchange ratio is less than 1 and your payment at maturity for each security will be the cash value of the fractional share.
Exchange ratio:	For each underlying stock, the principal amount divided by its initial stock price.
Barrier event:	A barrier event will be deemed to have occurred if (i) the closing price of any underlying stock is less than its respective downside threshold level on any trading day during the observation period and (ii) the final stock price of any underlying stock is less than its initial stock price.
Least performing underlying stock:	The underlying stock with the largest percentage decrease between its initial stock price and its final stock price, as compared to the percentage decreases or increases between the respective initial stock price and final stock price of both the underlying stocks. The determination of the least performing underlying stock may be affected by the occurrence of certain corporate events affecting one or more of the underlying stocks.
Downside threshold level:	$113.22, which is equal to 65% of the initial stock price of Baidu, Inc.
$156.97, which is equal to 65% of the initial stock price of Tesla Motors, Inc. (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement).
Initial stock price:	$174.18, which is equal to the closing price of Baidu Inc. on the pricing date
$241.49, which is equal to the closing price of Tesla Motors, Inc. on the pricing date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement).
Final stock price:	The closing price of each underlying stock on the final determination date
CUSIP:	90272V368
ISIN:	US90272V3684
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	1.00%	99.00%
Total	$10,000,000.00	$100,000.00	$9,900,000.00
(1)	UBS Securities LLC, acting as agent for UBS AG, will receive a fee of $0.10 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.10 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental information regarding plan of distribution; conflicts of interest; secondary market (if any).”

The estimated initial value of the securities as of the trade date is $9.74 for securities linked to the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc. The estimated initial value of the securities was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this pricing supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated October 11, 2013      Prospectus dated January 11, 2012

Pricing Supplement dated March 12, 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Product Supplement dated October 11, 2013:

http://www.sec.gov/Archives/edgar/data/1114446/000139340113000543/c357134_690917-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, and references to the “accompanying product supplement” mean the UBS product supplement “Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring”, dated October 11, 2013.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Investment Summary

The Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014 based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc., which we refer to as the securities, provide an opportunity for investors to earn a fixed monthly coupon payment, which is an amount equal to $0.1958 (equivalent to 23.50% per annum of the stated principal amount) per security, with respect to each monthly determination date. The coupon payment will be payable monthly on the relevant coupon payment date, which is the third business day after the related determination date.

If the closing prices of both the underlying stocks are greater than or equal to their respective initial stock prices on any of the first two determination dates, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus the coupon payment with respect to the related determination date. If the securities have not previously been redeemed and a barrier event has not occurred, the payment at maturity will also be the sum of the stated principal amount and the coupon payment with respect to the final determination date. However, if the securities have not previously been redeemed and a barrier event has occurred, investors will be exposed to the decline in the closing price of the least performing underlying stock, as compared to the respective initial stock price, on a 1 to 1 basis and investors will be entitled to receive (i) a number of shares of the least performing underlying stock equal to its exchange ratio as of the final determination date (and, if applicable, cash in lieu of fractional shares) or (ii) at our option, the cash value of such shares as of the final determination date plus, in both cases, the coupon payment with respect to the final determination date. If UBS elects to deliver to you cash in lieu of shares, the “cash value” will be equal to the exchange ratio of the least performing underlying stock multiplied by its final stock price. The value of such shares or cash (as applicable) ) as of the final determination date will be less than the principal amount and could be zero. Investors in the securities must be willing to accept (i) the risk of losing their entire principal and (ii) an early redemption of their securities. In addition, investors will not participate in any appreciation of the underlying stocks.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed monthly coupon payment equal to $0.1958 (equivalent to 23.50% per annum of the stated principal amount) per security, with respect to each determination date. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable coupon payment, and the payment at maturity will vary depending on the final stock prices, as follows:

Scenario 1	On any of the first two determination dates, the closing prices of both the underlying stocks are greater than or equal to their respective initial stock prices.
■ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the coupon payment with respect to the related determination date.
■ Investors will not participate in any appreciation of the underlying stocks from their respective initial stock prices.
■ Investors will not receive any further coupon payments.

Scenario 2	The securities are not automatically redeemed prior to maturity and a barrier event has not occurred.
■ The payment due at maturity will be (i) the stated principal amount plus (ii) the coupon payment with respect to the final determination date.
■ Investors will not participate in any appreciation of the underlying stocks from their respective initial stock prices.

Scenario 3	The securities are not automatically redeemed prior to maturity and a barrier event has occurred.

■

The payment due at maturity will be (i) a number of shares of the least performing underlying stock equal to its exchange ratio as of the final determination date (and, if applicable, cash in lieu of fractional shares) or (ii) at our option, the cash value of those shares as of the final determination date plus, in both cases, the coupon payment with respect to the final determination date.

■ If the exchange ratio is less than 1, your payment at maturity for each security will be the cash value of the fractional share.
■ Investors will lose some and may lose all of their principal in this scenario.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The securities will not be subject to an early redemption if the closing price of any underlying stock is below its respective initial stock price on any determination date. If not redeemed, you will lose some or all of your investment at maturity if a barrier event has occurred.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the least performing of the underlying stocks.
■	You believe that a barrier event will not occur, meaning you do not think the closing price of any underlying stock will be less than its respective downside threshold on any trading day during the observation period and you do not think the final stock price of any underlying stock will be less than its initial stock price on the final valuation date.
■	You believe the market prices of the underlying stocks are not likely to appreciate by more than the value of the coupons paid on the securities.
■	You understand and accept that you will not participate in any appreciation, if any, in the price of the underlying stocks and that your potential return is limited to the monthly coupon payments specified in the pricing supplement.
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stocks.
■	You are willing to invest in the securities based on the coupon payment of $0.1958 (equivalent to 23.50% per annum of the stated principal amount).
■	You are willing to forgo dividends paid on the underlying stocks and you do not seek guaranteed current income from this investment.
■	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity, a term of approximately 3 months, and accept that there may be little or no secondary market for the securities.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the least performing of the underlying stocks.
■	You believe that a barrier event will occur, meaning you think the closing price of an underlying stock will be less than its respective downside threshold on a trading day during the observation period and you think the final stock price of an underlying stock will be less than its initial stock price on the final valuation date.
■	You believe the market prices of the underlying stocks are likely to appreciate by more than the value of the coupons paid on the securities.
■	You seek an investment that participates in any appreciation in the price of the underlying stocks or that has unlimited return potential.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stocks.
■	You are unwilling to invest in the securities based on the coupon payment of $0.1958 (equivalent to 23.50% per annum of the stated principal amount).
■	You prefer to receive the dividends, if any, paid on the underlying stocks and you seek guaranteed current income from this investment.
■	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 3 months, or you seek an investment for which there will be an active secondary market for the securities.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final stock prices.

Diagram #1: First Two Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the first page of this pricing supplement):

Hypothetical Initial Stock Price: Underlying Stock A: Underlying Stock B:	$200.00 $160.00
Hypothetical Downside Threshold Level: Underlying Stock A: Underlying Stock B:	$130.00, which is 65% of the initial stock price $104.00, which is 65% of the initial stock price
Hypothetical Exchange Ratio*: Underlying Stock A: Underlying Stock B:	0.0500, which is the stated principal amount divided by the hypothetical initial stock price 0.0625, which is the stated principal amount divided by the hypothetical initial stock price
Hypothetical Monthly Coupon Payment:	$0.1958 per security
Stated Principal Amount:	$10.00 per security
*	The exchange ratio is less than 1 and your payment at maturity, for each security will be the cash value of the fractional share.

In Examples 1 and 2, the closing prices of the underlying stocks fluctuate over the term of the securities and the closing prices of the underlying stocks are greater than or equal to their hypothetical respective initial stock prices on one of the first two determination dates. Because the closing prices are greater than or equal to their respective initial stock prices on one of the first two determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 through 6, the closing prices of the underlying stocks on the first two determination dates are less than their respective initial stock prices, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1				Example 2
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Coupon Payment	Early Redemption Amount*	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Coupon Payment	Early Redemption Amount
#1	$200.00 (at or above initial stock price)	$160.00 (at or above initial stock price)	—*	$10.1958	$190.50 (below initial stock price)	$155.00 (below initial stock price)	$0.1958	N/A
#2	N/A	N/A	N/A	N/A	$250.00 (at or above initial stock price)	$200.00 (at or above initial stock price)	—*	$10.1958
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total Payment at Maturity	N/A				N/A
*	The early redemption amount includes the unpaid coupon payment with respect to the determination date on which the closing prices for the underlying stocks are greater than or equal to their respective initial stock prices and the securities are redeemed as a result.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

In Example 1, the securities are automatically redeemed following the first determination date, as the closing prices of both underlying stocks on the first determination date are equal to their respective initial stock prices. You receive the early redemption amount, calculated as follows:

stated principal amount + coupon payment = $10.00 + $0.1958 = $10.1958

In this example, the early redemption feature limits the term of your investment to approximately 1 month and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving monthly coupon payments. Your early redemption amount per security in this example is $10.1958 (a 1.958% total return on the securities).

In Example 2, the securities are automatically redeemed following the second determination date as the closing prices of both underlying stocks on the second determination date are greater than their respective initial stock prices. You receive the coupon payment of $0.1958 with respect to the prior determination date. Following the second determination date, you receive the early redemption amount, calculated as follows:

stated principal amount + coupon payment = $10.00 + $0.1958 = $10.1958

In this example, the early redemption feature limits the term of your investment to approximately 2 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving monthly coupon payments. Further, although both underlying stocks have appreciated by 25% from their respective initial stock prices on the second determination date, you only receive the early redemption amount of $10.1958 per security and do not benefit from such appreciation. Your total return per security in this example is $10.3916 (a 3.916% total return on the securities).

	Example 3				Example 4
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Coupon Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Coupon Payment	Early Redemption Amount
#1	$190.50 (below initial stock price)	$125.00 (below initial stock price)	$0.1958	N/A	$190.50 (below initial stock price)	$135.00 (below initial stock price)	$0.1958	N/A
#2	$130.00 (below initial stock price)	$140.00 (below initial stock price)	$0.1958	N/A	$120.00 (below initial stock price)	$120.00 (below initial stock price)	$0.1958	N/A
Final Determination Date	$160.00 (below initial stock price)	$130.00 (below initial stock price)	—*	N/A	$210.00 (above initial stock price)	$170.00 (above initial stock price)	—*	N/A
Total Payment at Maturity	$10.5874				$10.5874
*	The final coupon payment will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final stock price.

In Example 3, on each determination date throughout the term of the securities, the closing price of one or both of the underlying stocks is below its respective initial stock price. As a result, the securities are not subject to early redemption and you will receive a monthly coupon payment equal to $0.1958 on each respective coupon payment date for a total of $0.5874 coupon payments in respect of all determination dates (including the final determination date). Furthermore, since the closing prices of both underlying stocks remained equal to or greater than their respective downside threshold levels on every trading day during the observation period, a barrier event has not occurred. Therefore, at maturity, you will have received the stated principal amount plus the coupon payments with respect to each determination date, including the final determination date. Your total payment at maturity is calculated as follows:

$10.00 + $0.5874 = $10.5874

In this example, you receive the stated principal amount per security plus the coupon payments, equal to a total payment of $10.5874 per security (a 5.874% total return on the securities).

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

In Example 4, on each determination date throughout the term of the securities, the closing price of one or both of the underlying stocks is below its respective initial stock price. As a result, the securities are not subject to early redemption and you will receive a monthly coupon payment equal to $0.1958 on each respective coupon payment date for a total of $0.5874 coupon payments in respect of all determination dates (including the final determination date). Furthermore, since the closing prices of both underlying stocks are equal to or greater than their respective initial price on the final determination date, a barrier event has not occurred. Therefore, at maturity, you will have received the stated principal amount plus the coupon payments with respect to each determination date, including the final determination date. Your total payment at maturity is calculated as follows:

$10.00 + $0.5874 = $10.5874

In this example, you receive the stated principal amount per security plus the coupon payments, equal to a total payment of $10.5874 per security (a 5.874% total return on the securities).

	Example 5				Example 6
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Coupon Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Coupon Payment	Early Redemption Amount
#1	$200.00 (at or above initial stock price)	$125.00 (below initial stock price)	$0.1958	N/A	$190.50 (below initial stock price)	$135.00 (below initial stock price)	$0.1958	N/A
#2	$120.00 (below initial stock price)	$145.00 (below initial stock price)	$0.1958	N/A	$135.00 (below initial stock price)	$180.00 (below initial stock price)	$0.1958	N/A
Final Determination Date	$125.00 (below initial stock price)	$150.00 (below initial stock price)	—*	N/A	$160.00 (below initial stock price)	$90.00 (below initial stock price)	—*	N/A
Total Payment at Maturity	$6.8374				$6.2124
*	The final coupon payment will be paid at maturity.

In Example 5, on each determination date throughout the term of the securities, the closing price of one or both of the underlying stocks is below its respective initial stock price. As a result, the securities are not subject to early redemption and you will receive a monthly coupon payment equal to $0.1958 on each respective coupon payment date for a total of $0.5874 coupon payments in respect of all determination dates (including the final determination date). However, at maturity, you are fully exposed to the decline in the least performing underlying stock because a barrier event has occurred, meaning (i) the closing price of one or both of the underlying stocks was less than its respective downside threshold level on any trading day during the observation period and (ii) the final price of one or both underlying stocks on the final valuation date was below its respective initial stock price. Since a barrier event has occurred, investors will receive a number of shares of the least performing underlying stock equal to its exchange ratio or the cash value thereof, calculated as follows:

the cash value of 0.0500 shares of the least performing underlying stock (Underlying Stock A) plus the coupon payment with respect to the final determination date = ($125.00 × 0.0500) + $0.1958 = $6.4458

In this example, the value of cash or shares you receive at maturity is less than the stated principal amount equal to a total payment of $6.8374 per security (a 31.626% loss of the stated principal amount).

In Example 6 on each determination date throughout the term of the securities, the closing price of one or both of the underlying stocks is below its respective initial stock price. As a result, the securities are not subject to early redemption and you will receive a monthly coupon payment equal to $0.1958 on each respective coupon payment date for a total of $0.5874 coupon payments in respect of all determination dates (including the final determination date). However, at maturity, you are fully exposed to the decline in the least performing underlying stock because a barrier event has occurred, meaning (i) the closing price of one or both of the underlying stocks was less than its respective downside threshold level on any trading day during the observation period and (ii) the final price of one or both underlying stocks on the final determination date was below its respective initial stock price. Since a barrier event has occurred, investors will receive a number of shares of the least performing underlying stock equal to its exchange ratio or the cash value thereof, calculated as follows:

the cash value of 0.0625 shares of the least performing underlying stock (Underlying Stock B) plus the coupon payment with respect to the final determination date = ($90.00 × 0.0625) + $0.1958 = $5.8208

In this example, the value of cash or shares you receive at maturity is significantly less than the stated principal amount equal to a total payment of $6.2124 per security (a 37.876% loss of the stated principal amount).

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on any determination date, you may lose some or all of your investment. Specifically, if the securities are not redeemed and a barrier event has occurred, UBS will deliver to you a number of shares of the least performing underlying stock equal to its exchange ratio on the final determination date or the cash value of such shares on the finaldetermination date at maturity, the value of which is expected to be worth significantly less than your stated principal amount resulting in a loss of some or all of your initial investment.

The securities will not be subject to an early redemption if the closing price of any underlying stock is below its respective initial stock price on any determination date. If not redeemed, you will lose some or all of your investment at maturity if a barrier event has occurred.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire stated principal amount.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

■	You are exposed to the price risk of each underlying stock with respect to the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the performance of each individual underlying stock. Unlike an instrument with a return linked to a basket of American depositary shares, common stocks or other underlying stocks, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying stocks. Poor performance by either underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying stock. For the securities to be redeemed prior to maturity both underlying stocks are required to close above their respective initial stock prices on the relevant determination date. Additionally, for you to receive the stated principal amount at maturity from UBS, a barrier event must not occur during the term of the securities. In addition, if these securities are not redeemed prior to maturity and if a barrier event has occurred, you will be fully exposed to the negative return of the least performing underlying stock, even if the other underlying stock has appreciated. Accordingly, your investment is subject to the price risk of each underlying stock.
■	Your potential return on the securities is limited to the coupons paid on the securities. The return potential of the securities is limited to the pre -specified coupon rate, regardless of the appreciation of the underlying stocks. In addition, the total return on the securities will vary based on whether the securities are subject to early redemption prior to the final determination date. If the securities are redeemed due to the early redemption feature, you will not receive any coupon payments or any other payment in respect of any determination dates after the applicable coupon payment date. Since the securities could be redeemed as early as the first determination date, the total return on the securities could be minimal. If the securities are not redeemed, you will not participate in any appreciation in the price of the underlying stocks even though you will be subject to each underlying stock’s risk of decline. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying stocks.
■	Because the securities are linked to the performance of more than one underlying stock (instead of to the performance of one underlying stock), it is more likely that a barrier event will occur and accordingly, increases the probability that you will lose some or all of your initial investment. The risk that at maturity you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying stock if their terms are otherwise substantially similar. With a greater total number of underlying stocks, it is more likely that a barrier event will occur, and therefore it is more likely that at maturity you will receive an amount in stock or cash which is worth less than your stated principal amount. In addition, if the performances of the underlying stocks are not correlated to each other, the risk that a barrier event will occur is even greater.
■	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if a barrier event occurs, you will be exposed to the decline in the closing price of the least performing underlying stock, as compared to its initial stock price, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the least performing underlying stock equal to its exchange ratio (or, at our option, the cash value of such shares). The value of those shares on the final determination date (or that cash) will be less than the principal amount and could be zero.
■	You will lose your downside protection if the closing price of any underlying stock falls below its respective downside threshold level on any trading day during the observation period. The securities are subject to daily closing level monitoring. As a result, if the closing price of any underlying stock falls below its respective downside threshold level on any trading day during the observation period, you will be fully exposed at maturity to the depreciation of the least performing underlying stock, even if the least performing underlying stock is not the underlying stock that initially fell below its respective downside threshold level. Under these circumstances, if the final price of the least performing underlying stock is less than the initial price, you will lose 1% of the principal amount of your investment for every 1% decrease in the final price of the least performing underlying stock as compared to the initial price. If a barrier event occurs, you will be subject to this loss of principal even if (i) the closing price of both underlying stocks remain equal to or greater than their respective downside threshold levels for the remainder of observation period after the closing price of any one of the underlying stocks fell below its downside threshold level on any trading day during the observation period and/or (ii) the final stock price of the underlying stock which is not the least performing underlying stock is greater than its initial stock price.
■	Higher coupon payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying stocks reflects a higher expectation as of the pricing date that a barrier event will occur. This greater expected risk will generally be reflected in higher coupon payments for that security. However, while the coupon payments are set on the pricing date, a stock’s volatility can change significantly over the term of the securities. The closing prices of the underlying stocks for your securities could fall sharply, which could result in a significant loss of principal.
■	The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
■	Stock specific risk. The closing prices of the underlying stocks can rise or fall sharply due to factors specific to the underlying stocks and the issuers of the underlying stocks (the ``underlying stock issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions. You, as an investor in the securities, should conduct your own investigation into the underlying stock issuers and the underlying stocks for your securities. For additional information regarding the underlying stocks, please see ``Information about the Underlying Stocks,” “Baidu, Inc.” and “Tesla Motors, Inc.” below and the underlying stock issuers’ SEC filings referred to in this section. We urge you to review financial and other information filed periodically by the underlying stock issuers with the SEC.
■	Fair value considerations.
■	The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price, volatility and expected dividends on the underlying stocks, the correlation between the underlying stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date is less than the issue price you pay for the securities.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Stock specific risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations.
■	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution; conflicts of interest; secondary market (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary posi

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

tive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying stocks; the volatility of the underlying stocks; the dividend rate paid on the underlying stocks; the correlation between the underlying stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
■	Investors will not participate in any appreciation in the prices of the underlying stocks. Investors will not participate in any appreciation in the prices of the underlying stocks from their respective initial stock prices, and the return on the securities will be limited to the coupon payment that is paid with respect to each determination date, including the final determination date.
■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the prices of the underlying stocks will rise or fall. The prices of the underlying stocks will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stocks. You should be willing to accept the downside risks of owning equities in general and the underlying stocks in particular, and to assume the risk that, if the securities are not automatically redeemed, you may lose some or all of your initial investment.
■	Exchange rate risk. The securities are linked to the American depositary shares of a foreign company, Baidu, Inc. Holders of securities linked to American depository shares may be exposed to currency exchange rate risks because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, and as a result changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for securities linked to American depositary shares.
■	Risks associated with foreign securities markets. The securities are linked to the American depositary shares of a foreign company, Baidu, Inc. Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in securities linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as crossshareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
■	There are important differences between the American depositary shares and the ordinary shares of a foreign company. The securities are linked to the American depositary shares of a foreign company, Baidu, Inc. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the foreign company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Securities.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

■	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one month by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will not receive further monthly coupon payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial stock prices and the final stock prices and whether the closing prices of the underlying stocks on any determination date are greater than or equal to their respective initial stock prices or are below their respective downside threshold levels on any trading day during theobservation period. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the coupon payment and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
■	Investing in the securities is not equivalent to investing in the shares of the underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.
■	No affiliation with the underlying stock issuers. The underlying stock issuers are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stocks in connection with the offering.
■	We may engage in business with or involving the underlying stock issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying stock issuers without regard to your interests and thus may acquire non-public information about the underlying stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stocks, which may or may not recommend that investors buy or hold the underlying stocks.
■	The antidilution protection of the underlying stocks are limited and may be discretionary. The calculation agent will make adjustments to the applicable initial stock price and downside threshold level for certain corporate events affecting a particular underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.
■	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying stocks. These hedging or trading activities on or prior to the pricing date could potentially affect the initial stock prices of the underlying stocks and, as a result, the downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing prices of the underlying stocks on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, whether a barrier event has occurred and the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
■	Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is over indebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.
■	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Information about the Underlying Stocks
Baidu, Inc.

According to publicly available information, Baidu, Inc. (“Baidu”) is a Chinese language internet search provider. Baidu offers a Chinese language search platform on its website Baidu.com as well as a Japanese language search platform on its website Baidu.jp. Baidu provides internet search services to enable users to find relevant information online, including web pages, news, images, documents and multimedia files, through links provided on its websites. Baidu also provides online marketing services through its websites to online marketing customers. Information filed by Baidu with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-51469, or its CIK Code: 0001329099. Baidu’s website is http://www.baidu.com. Baidu’s American depositary shares are listed on the NASDAQ Global Select Market under the ticker symbol “BIFU.”

Information as of market close on March 12, 2014:

Bloomberg Ticker Symbol:	BIDU UW <Equity>
Current Stock Price:	$174.18
52 Weeks Ago (on March 12, 2013):	$87.75
52 Week High (on March 6, 2014):	$184.64
52 Week Low (on April 5, 2013):	$83.59

All disclosures contained herein regarding the underlying stock are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock. You should make your own investigation into the underlying stock.

The underlying stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the underlying stock issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying stock for the period of January 4, 2010 through March 12, 2014. The closing price of the underlying stock on March 12, 2014 was $174.18. The associated graph shows the closing prices of the underlying stock for each day from August 5, 2005 to March 12, 2014. The dotted line represents the downside threshold level of $113.22, which is equal to 65% of the closing price on March 12, 2014. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.

Baidu, Inc.	High	Low	Period End
2010
First Quarter	$60.85	$38.65	$59.70
Second Quarter	$78.30	$60.00	$68.08
Third Quarter	$103.84	$67.45	$102.62
Fourth Quarter	$114.10	$96.22	$96.53
2011
First Quarter	$137.81	$99.73	$137.81
Second Quarter	$152.37	$116.26	$140.13
Third Quarter	$164.42	$106.91	$106.91
Fourth Quarter	$144.62	$105.16	$116.47
2012
First Quarter	$150.80	$120.01	$145.77
Second Quarter	$151.38	$108.62	$114.98
Third Quarter	$133.98	$104.98	$116.82
Fourth Quarter	$114.99	$88.15	$100.29
2013
First Quarter	$112.97	$84.24	$87.70
Second Quarter	$102.99	$83.59	$94.53
Third Quarter	$155.18	$89.22	$155.18
Fourth Quarter	$179.93	$146.54	$177.88
2014
First Quarter (through March 12, 2014)	$184.64	$150.52	$174.18

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

The American depositary shares of Baidu, Inc. — Daily Closing Prices August 5, 2005 to March 12, 2014

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Tesla Motors, Inc.

According to publicly available information, Tesla Motors, Inc. (“Tesla”) designs, manufactures, and sells electric automobiles and electric and advanced electric vehicle powertrain components in North America, Europe and Asia through wholly-owned subsidiaries. Tesla commercially produces the Tesla Roadster, the Model S sedan and other electric vehicles, including the Model X crossover. In addition to developing its own vehicles, Tesla designs, develops and manufactures lithium-ion battery packs, electric motors, gearboxes and components both for its vehicles and for its original equipment manufacturer customers. Information filed by Tesla with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34756, or its CIK Code: 0001318605. Tesla’s website is http://www.teslamotors.com. Tesla’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “TSLA.”

Information as of market close on March 12, 2014:

Bloomberg Ticker Symbol:	TSLA UW <Equity>
Current Stock Price:	$241.49
52 Weeks Ago (on March 12, 2013):	$39.12
52 Week High (on March 4, 2014):	$254.84
52 Week Low (on March 19, 2013):	$35.08

All disclosures contained herein regarding the underlying stock are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock. You should make your own investigation into the underlying stock.

The underlying stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the underlying stock issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying stock for the period of June 29, 2010 through March 12, 2014. The closing price of the underlying stock on March 12, 2014 was $241.49. The associated graph shows the closing prices of the underlying stock for each day from June 29, 2010 to March 12, 2014. The dotted line represents the downside threshold level of $156.97, which is equal to 65% of the closing price on March 12, 2014. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.

Tesla Motors, Inc.	High	Low	Period End
2010
Second Quarter (Beginning on June 29, 2010)*	$23.89	$23.83	$23.83
Third Quarter	$21.98	$15.80	$20.26
Fourth Quarter	$35.47	$20.05	$26.63
2011
First Quarter	$28.45	$21.83	$27.70
Second Quarter	$30.14	$24.65	$29.13
Third Quarter	$29.73	$21.95	$24.39
Fourth Quarter	$34.94	$23.66	$28.56
2012
First Quarter	$37.94	$22.79	$37.24
Second Quarter	$38.01	$27.56	$31.29
Third Quarter	$35.96	$26.10	$29.28
Fourth Quarter	$35.28	$27.33	$33.87
2013
First Quarter	$39.48	$32.91	$37.89
Second Quarter	$110.30	$40.50	$107.43
Third Quarter	$193.42	$109.10	$193.42
Fourth Quarter	$193.00	$120.50	$150.38
2014
First Quarter (through March 12, 2014)	$254.84	$139.34	$241.49
*	Tesla’s common stock commenced trading on the NASDAQ Global Select Market on June 29, 2010 and therefore has a limited historical performance. For this reason, available information for the second calendar quarter of 2010 includes data for the period from June 29, 2010 through June 30, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

The Common Stock of Tesla Motors, Inc. — Daily Closing Prices June 29, 2010 to March 12, 2014

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

This document relates only to the securities offered hereby and does not relate to the underlying stocks or other securities of the underlying stocks. We have derived all disclosures contained in this document regarding the underlying stocks from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stocks. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the underlying stocks (and therefore the price of the underlying stocks at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stocks could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stocks.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
If you are able to sell the securities in the secondary market on a determination date, the purchaser of the securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date. If you are able to sell your securities in the secondary market on the day following an determination date and before the applicable contingent payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-50 of the Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-50 of the Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring product supplement.
The United States federal income tax consequences of your investment in the securities are complex and uncertain. By purchasing a security, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a security for all tax purposes as an investment unit consisting of a non-contingent short-term debt instrument and a put option contract in respect of the underlying stock. The terms of the securities require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your securities for U.S. federal income tax purposes as consisting of two components:
Debt component — Amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term securities and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest into income upon receipt of such interest.
Put option component — The put option component would generally not be taxed until sale or maturity of the securities. At maturity, the put option component either would be taxed as a short-term capital gain if the principal amount is repaid in cash or would reduce the basis of any underlying stock if you receive the underlying stock.
With respect to coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Underlying Stock	Coupon Rate	Interest on Debt Component	Put Option Component
The American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.	23.50% per annum	0.28% per annum	23.22% per annum

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Additional Provisions:
This discussion does not address the U.S. federal income (or other) tax consequences to you of holding or disposing of any underlying stock that you may receive in connection with your investment in the securities. If you receive the underlying stock, certain adverse U.S. federal income (and other) tax consequences might apply to you. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying stock and consult your tax advisor regarding possible tax consequences to you of acquiring, holding or otherwise disposing of any of the underlying stock.
Further, we will not attempt to ascertain whether the issuer of any underlying equity would be treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that the issuer of any underlying equity were treated as a PFIC, certain adverse U.S. federal income tax consequences might apply (including possible treatment of the securities, in whole or in part, as a constructive ownership transaction, as discussed below). You should consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of the underlying equity are or become a passive foreign investment company.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations received from us, it would be reasonable to treat your securities as described above. However, in light of the uncertainty as to the United States federal income tax treatment, it is possible that your securities could be treated as a single contingent short-term debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the securities. Please read the discussion in ''Supplemental U.S. Tax Considerations” on page PS-50 of the Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring product supplement for a more detailed description of the tax treatment of your securities.
In 2007, the Internal Revenue Service released a Notice that may affect the taxation of holders of the securities. According to the Notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the securities. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the securities. Except to the extent otherwise required by law, UBS intends to treat your securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-50 of the Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring product supplement unless and until such time as some other treatment is more appropriate.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax adviser as to the application of this legislation to your ownership of the securities.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Additional Provisions:
Non-U.S. Holders. If you are not a United States holder, subject to Section 871(m) and “FATCA” (discussed below) you should generally not be subject to United States withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your foreign status (by providing a fully completed and validly executed applicable Internal Revenue Service (“IRS”) Form W-8). Gain from the sale or exchange of a security or cash settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days ormore during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.
Further, we will not attempt to ascertain whether the issuer of any of the underlying stock constitutes or would be treated as a “United States real property holding corporation” within the meaning of Section 897. We also have not attempted to determine whether the securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any of the underlying stock and the securities were so treated, certain adverse U.S. federal income tax consequences could apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a sale, exchange, redemption or other taxable disposition of security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the securities as United States real property interests. Other adverse tax consequences are possible. You should carefully review the potential tax consequences to “non-U.S. holders” that are set forth in the prospectus for each of the underlying stocks.
Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under recently proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments that reference U.S. stocks (including shares of certain of the underlying equity) including possibly the securities, may be treated as dividend equivalents that are subject to U.S. withholding tax. Under these proposed regulations, withholding may be required even in the absence of any actual dividend-related payment or adjustment made pursuant to the terms of the instrument. However, if finalized in their current form, the proposed regulations would not impose a withholding tax on dividend equivalent payments that are made on such equity-linked instruments prior to January 1, 2016. Nevertheless, if we (or the applicable paying agent) are required to withhold, we (or the applicable paying agent) would be entitled to do so without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the securities.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e, certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Additional Provisions:
Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to recently issued temporary and proposed Treasury regulations, FATCA withholding on “withholdable payments” begins on July 1, 2014, and withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.
Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.
Proposed Legislation
The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
PROSPECTIVE PURCHASERS OF SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, BENEFICIAL OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION (INCLUDING THAT OF THE UNDERLYING STOCK ISSUER).
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 11 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution; conflicts of interest; secondary market (if any)	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.10 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.10 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

March 2014

Worst of Fixed Coupon Auto-Callable Securities with Daily Close Monitoring due June 17, 2014
$10,000,000 Based on the least performing shares between the American depositary shares of Baidu, Inc. and the common stock of Tesla Motors, Inc.

Additional Provisions:
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 1 month after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this pricing supplement.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in the offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.
Contact:	Morgan Stanley Smith Barney LLC clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

March 2014